EXHIBIT 23.1



                     CONSENT OF INDEPENDENT ACCOUNTANTS
                     ----------------------------------



   We hereby consent to the incorporation by reference in this Registration Statement to Form S-8 of our report dated January 28, 2000 relating to the financial statements of Arvin Industries, Inc., which appears in the 1999 Arvin Industries, Inc. Annual Report on
   Form 10-K, and which is incorporated by reference in the ArvinMeritor, Inc. Current Report on Form 8-K dated July 10, 2000.



   /s/ PricewaterhouseCoopers LLP

   Indianapolis, Indiana
   July 13, 2000